Exhibit 10.1

Fourth Amendment to Employment Agreement

This Fourth Amendment to Employment Agreement (this “Amendment”), dated as of March 12, 2019, is entered into between Intrepid Potash, Inc., a Delaware corporation (the “Company”), and Robert P. Jornayvaz III (“Executive”).

Executive is the Executive Chairman of the Board, President, and Chief Executive Officer of the Company and is serving in this capacity on terms and conditions set forth in an Amended and Restated Employment Agreement, dated as of May 19, 2010, and amended as of February 23, 2011, February 14, 2013, and March 22, 2016 (the “Agreement”).

The current term of the Agreement expires on April 18, 2019.  The Company and Executive wish to amend the Agreement to extend the term as set forth below.

In consideration of the mutual promises and agreements set forth below, the Company and Executive agree as follows:

1.              Paragraph 1 of the Agreement is hereby amended and restated, effective as of April 18, 2019, in its entirety to read as follows:

“              1.             TERM OF AGREEMENT:  Subject to the terms of this Amended Agreement, the Company agrees to continue to employ Executive pursuant to this Amended Agreement, and Executive hereby accepts such continued employment pursuant to this Amended Agreement, effective as of May 19, 2010 (the “Effective Date”).  Executive’s employment pursuant to this Amended Agreement shall be extended for a term of three years commencing on April 19, 2019, and ending on April 18, 2022, subject to earlier termination as provided in paragraph 4, herein (the “Term”).”

2.              Except as expressly modified in this Amendment, the terms and conditions of the Agreement are unchanged and remain in full force and effect.

IN WITNESS WHEREOF, the Company and Executive, intending to be legally bound, have executed this Amendment on the day and year first above written.

INTREPID POTASH, INC.

By:	/s/ Erica K. Wyatt
Name: Erica K. Wyatt
Title: Chief Human Resources Officer

ROBERT P. JORNAYVAZ III

/s/ Robert P. Jornayvaz III